Exhibit 10.2

CMGI, INC.

SUMMARY OF FY2007 PERFORMANCE-BASED RESTRICTED STOCK BONUS PLAN

On October 11, 2006, the Human Resources and Compensation Committee of the Board of Directors of CMGI, Inc. established a performance-based restricted stock bonus plan pursuant to which grants of restricted shares of CMGI common stock may be made to certain executive officers of CMGI (as defined by Section 16 of the Securities Exchange Act of 1934, as amended) (other than Joseph C. Lawler, CMGI’s Chairman, President and Chief Executive Officer).

Subject to the achievement of a pre-determined level of Non-GAAP Operating Income in fiscal year 2007, the executive officers would receive restricted shares of CMGI common stock as follows:

David J. Riley	90,000 shares
Peter L. Gray	50,000 shares
Mark J. Kelly	90,000 shares
William R. McLennan	100,000 shares

The issuance of the restricted shares of CMGI common stock would be made, if at all, on the third business day following the day CMGI publicly releases its financial results for the fiscal year ending July 31, 2007. Any awards under this bonus plan would vest in three equal installments, on the first, second and third anniversaries of the grant date.